                                                                  EXHIBIT (a)(2)

                      AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

                  AMENDMENT NO. 1, dated as of December 11, 2003 (the "Amendment"), to the Deposit Agreement dated as of September 27, 2001 (as so amended hereby, the "Deposit Agreement"), among Nidec Corporation, incorporated under the laws of Japan (the "Company"), JPMorgan Chase Bank, as depositary (the "Depositary"), and all holders from time to time of American depositary receipts ("ADRs") issued thereunder.

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

                  WHEREAS, pursuant to paragraph (16) of the form of ADR contained in the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and ADRs.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT
                         -------------------------------

         SECTION 2.01. Deposit Agreement. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement, dated as of September 27, 2001 as further amended by this Amendment.

         SECTION 2.02. Section 1( c ) of the Deposit Agreement is amended by replacing "one" with "one-quarter of one".

         SECTION 2.03. All references in the Deposit Agreement to par value are deleted.

         SECTION 2.04. Section 17(a) and (b) of the Deposit Agreement are amended to read as follows:

                       (a) JPMorgan Chase Bank
                           4 New York Plaza, 13th Floor
                           New York, New York 10004
                           Attention: ADR Administration
                           Facsimile: (212) 623-0079

                       (b) Nidec Corporation
                           338 Kuzetonoshiro-cho, Minami-ku
                           Kyoto 601-8205, Japan
                           Attention: Investor Relations
                           Facsimile: 81-75-935-6141

                                   ARTICLE III

                          AMENDMENTS TO THE FORM OF ADR
                          -----------------------------

         SECTION 3.01. The face of the form of ADR is amended by replacing "one share" with "one-quarter of one share".

         SECTION 3.02. The first paragraph of the form of ADR is amended by replacing "one share of Common Stock" with "one-quarter of one share of Common Stock".

         SECTION 3.03. All references in the form of ADR to par value are deleted.

         SECTION 3.04. The form of ADR shall be in the form set forth as Exhibit A hereto.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         SECTION 4.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

         (a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

         (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in Japan, neither of such agreements need to be filed or recorded with any court or other authority in Japan, nor does any stamp or similar tax or governmental charge need to be paid in Japan on or in respect of such agreements; and

         (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

         SECTION 5.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of January 2, 2004. (the "Effective Date").

         SECTION 5.02. Outstanding ADRs. ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

         SECTION 5.03. Indemnification. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 16 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

         IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                                                   NIDEC CORPORATION


                                                   By:_____________________
                                                   Name:
                                                   Title:

                                                   JPMORGAN CHASE BANK


                                                   By:_____________________
                                                   Name:
                                                   Title:

EXHIBIT A

                         ANNEXED TO AND INCORPORATED IN
                         AMENDMENT TO DEPOSIT AGREEMENT
                         ------------------------------

                              [FORM OF FACE OF ADR]

------                                     No. of ADSs:
Number


                                           Each ADS represents
                                           One-Quarter of one share of Stock

                                           CUSIP:

THE RIGHT OF HOLDERS OF ADRS TO DIRECT THE VOTING OF STOCK MAY BE RESTRICTED AS DESCRIBED IN PARAGRAPHS (6) AND (12) BELOW. PURSUANT TO THE COMMERCIAL CODE OF JAPAN AND TO NIDEC CORPORATION'S ARTICLES OF INCORPORATION, THE RELEASE OF THE SHARES OF STOCK OF NIDEC CORPORATION UNDERLYING THE ADSs REPRESENTED BY THIS ADR MAY BE LIMITED TO A UNIT OF 100 SUCH SHARES OF STOCK (OR SUCH OTHER NUMBER OF SHARES OF STOCK AS THE ARTICLES OF INCORPORATION MAY FROM TIME TO TIME DESIGNATE AS A "UNIT OF SHARES") OR INTEGRAL MULTIPLES THEREOF.

                           AMERICAN DEPOSITARY RECEIPT

                                   evidencing

                           AMERICAN DEPOSITARY SHARES

                                  representing

                                  COMMON STOCK

                                       of

                                NIDEC CORPORATION

                             (Incorporated under the
                                 laws of Japan)

         JPMORGAN CHASE BANK, a New York corporation, as depositary hereunder
(the "Depositary"), hereby certifies that               is the registered owner
(a "Holder") of         American Depositary Shares ("ADSs"), each (subject to
paragraph (13)) representing one-quarter of one share of Common Stock (including the rights to receive Stock described in paragraph (1), "Stock" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Stock, the "Deposited Securities"), of Nidec Corporation, a corporation organized under the laws of Japan (the "Company"), deposited under the Deposit Agreement dated as of September 27, 2001 (as amended from time to time, the "Deposit Agreement") among the Company, the Depositary and all Holders from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADR becomes a party thereto. The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.

         (1) Issuance of ADRs. This ADR is one of the ADRs issued under the Deposit Agreement. Subject to paragraph (4), the Depositary may so issue ADRs for delivery at the Transfer Office (defined in paragraph (3)) only against deposit with the Custodian of: (a) Stock in form satisfactory to the Custodian;
(b) rights to receive Stock from the Company or any registrar, transfer agent, clearing agent or other entity recording Stock ownership or transactions; or,
(c) other rights to receive Stock (until such Stock is actually deposited pursuant to (a) or (b) above, "Pre-released ADRs") only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute "Deposited Securities"), (ii) each recipient of Pre-released ADRs agrees in writing with the Depositary that such recipient (a) owns such Stock, (b) assigns all beneficial right, title and interest therein to the Depositary, (c) holds such Stock for the account of the Depositary and (d) will deliver such Stock to the Custodian as soon as practicable and promptly upon demand therefor and (iii) all Pre-released ADRs evidence not more than 30% of all ADSs (excluding those evidenced by Pre-released ADRs), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof. At the request, risk and expense of the person depositing Stock, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office. Every person depositing Stock under the Deposit Agreement represents and warrants that such Stock is validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Stock (A) is not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Stock and issuance of ADRs. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Stock required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Stock identified by the Company in order to facilitate the Company's compliance with such Act.

         (2) Withdrawal of Deposited Securities. Subject to paragraphs (4) and
(5), upon surrender of (i) a certificated ADR in form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, the Holder hereof is entitled to delivery at the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Upon surrender of an ADR or ADRs by a Holder to the Depositary, as a result of, and to the extent required by, the operation of applicable provisions of the Japanese Commercial Code, the Depositary will effect the delivery to such Holder of only that portion of Stock (and any other Deposited Securities relating to such Stock) comprising a Unit or an integral multiple thereof (the "deliverable portion" of such ADR or ADRs). As of the date of the Deposit Agreement, a Unit is comprised of 100 shares of Stock. For the purpose of the foregoing sentence, the deliverable portion shall be determined on the basis of the aggregate number of shares of Stock represented by the entire amount of the ADSs evidenced by the ADR or ADRs surrendered by the same Holder at the same time. The Depositary will promptly advise such Holder as to the amount of Stock and Deposited Securities, if any, represented by the non-deliverable portion of such ADR or ADRs and shall deliver to such Holder a new ADR evidencing such non-deliverable portion. In addition, the Depositary shall notify such Holder of the additional amount of ADSs which such Holder would be required to surrender in order for the Depositary to effect delivery of all the Stock and Deposited Securities represented by the ADSs of such Holder. Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

         (3) Transfers of ADRs. The Depositary or its agent will keep, at a designated transfer office in the Borough of Manhattan, The City of New York (the "Transfer Office"), (a) a register (the "ADR Register") for the registration, registration of transfer, combination and split-up of ADRs, and, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. The term ADR Register includes the Direct Registration System. Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes. Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the same number of ADSs evidenced by this ADR, by the

Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it or requested by the Company. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

         (4) Certain Limitations. Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph
(2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Stock or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement. The issuance of ADRs, the acceptance of deposits of Stock, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary or the Company.

         (5) Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of

Stock. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Stock or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

         (6) Disclosure of Interests. (a) Without prejudice to the requirements of applicable law concerning disclosure of beneficial ownership of shares of Stock, any Beneficial Owner (as defined below) of ADSs who becomes, or ceases to be, directly or indirectly, the Beneficial Owner of more than 5% of all outstanding shares of Stock (whether such interest is held in whole or only in part through ADRs) shall, within five days (excluding Saturdays, Sundays and legal holidays in Japan) following such event, send written notice to the Depositary at its Transfer Office and to the Company at its principal office in Japan currently at Nidec Corporation, 338 Tonoshiro-cho, Kuze, Minami-ku, Kyoto 601-8205 Japan, containing the following information:

         (i) the name, address and nationality of such Beneficial Owner and all other persons by whom or on whose behalf such shares of Stock have been acquired or are held; the number of ADSs and total shares of Stock (including ADSs) beneficially owned, directly or indirectly, by such Beneficial Owner immediately before and immediately after the event requiring notification; the names and addresses of any persons other than the Depositary, the Custodian, or either of their nominees, through whom such beneficially owned shares of Stock are held, or in whose name such shares of Stock are registered in the Company's shareholders' register, and the respective numbers of shares of Stock beneficially held through each such person; the date or dates of acquisition of the beneficial interest in such shares of Stock; and the number of any shares of Stock in which such Beneficial Owner has the right to acquire, directly or indirectly, beneficial ownership and material information as to such right(s) of acquisition; and

         (ii) the names, addresses and nationalities of any persons with whom such Beneficial Owner is acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of a beneficial interest in shares of Stock; and the number of shares of Stock being acquired, held, voted or disposed of as a result of such association (being the total number held by such group).

                  Any Beneficial Owner of more than 5% of all outstanding shares of Stock shall promptly notify the Depositary and the Company as provided above of any material change in the information previously notified, including, without limitation, a change of more than 1% of the percentage of total shares of Stock to which the beneficial ownership relates.

                  As used herein, the "Beneficial Owner" of shares of Stock means a person who, directly or indirectly, through any contract, trust, arrangement, understanding, relationship, or otherwise, has an interest in any shares of Stock, including any shares of Stock which underlie any ADS issued hereunder (including having the right to exercise or control the exercise of any right conferred by the holding of such shares of Stock or the power to vote or to direct voting or the power to dispose or to direct disposition), and includes any Holder of an ADS.

                  (b) Without prejudice to the requirements of applicable law and the provisions of the Company's Articles of Incorporation, any Beneficial Owner of shares of Stock shall, if so requested in writing by the Company, provide such information with respect to the beneficial ownership of shares of Stock (including not only shares of Stock underlying ADSs, but also any other shares of Stock in which such Beneficial Owner has an interest and including any security convertible into, exchangeable for or exercisable for shares of Stock) by such Beneficial Owner as is requested by the Company. Such Beneficial Owner shall provide such information to the Company in writing within the time specified by the Company. Copies of any such request and responses shall be contemporaneously sent to the Depositary at its Transfer Office.

                  (c) If the Company notifies the Depositary in writing that a particular Beneficial Owner has not complied with subsections (a) or (b) above, the Depositary shall use reasonable efforts not to vote or cause to be voted any shares of Stock held by it or any Custodian as to which such Beneficial Owner of such shares of Stock shall have failed to comply with the provisions of subsections (a) or (b) above but only to the extent that such Beneficial Owner is the Beneficial Owner of an ADR or ADRs.

         (7) Charges of Depositary. The Depositary may charge each person to whom ADRs are issued against deposits of Stock, including deposits in respect of Stock Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), and each person surrendering ADRs for withdrawal of Deposited Securities, U.S. $5.00 for each 100 ADSs (or portion thereof) evidenced by the ADRs delivered or surrendered. The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Stock Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The Company will pay all other reasonable charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Stock), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Stock, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Stock or Holders withdrawing Deposited Securities; there are no such fees in respect of the Stock as of the date of the Deposit Agreement) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency). These charges may be changed in the manner indicated in paragraph (16).

         (8) Available Information. The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office. The Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the United States Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

         (9) Execution. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

                                    JPMORGAN CHASE BANK, as Depositary


                                    By ........................
                                    Authorized Officer

         The Depositary's office is located at 4 New York Plaza, New York, New York 10004.

                            [FORM OF REVERSE OF ADR]

         (10) Distributions on Deposited Securities. Subject to paragraphs (4) and (5), to the extent practicable, the Depositary will distribute by mail to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs: (a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. (b) Stock. (i) Additional ADRs evidencing whole ADSs representing any Stock available to the Depositary resulting from a stock split of Deposited Securities (a "Stock Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Stock received in a Stock Distribution, which Stock would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. (c) Rights. (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Stock or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse). (d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Stock Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents (any fractional cents being withheld without liability for interest and added to future Cash distributions).

         (11) Record Dates. The Depositary may, after consultation with the Company if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled.

         (12) Voting of Deposited Securities. As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Stock or other Deposited Securities, the Depositary shall mail to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs and (c) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by the Company. Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under applicable law and the provisions of the Articles of Incorporation and Share Handling Regulations of the Company and the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities.

         Subject to the next paragraph, if no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) or the Depositary reasonably believes that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Stock. Neither the Depositary nor its agents are responsible for the effect of any vote.

         Notwithstanding anything to the contrary contained herein, in the case of each meeting, the Depositary shall not be obligated to give any such deemed instruction unless and until the Depositary has been provided with an opinion of counsel to the Company, which opinion shall initially be provided on the signing of the Deposit Agreement, in form and substance satisfactory to the Depositary, to the effect that (i) such deemed instruction does not subject the Depositary to any reporting obligations in Japan, (ii) such deemed instruction will not result in a violation of Japanese law, rule, regulation or permit, (iii) the voting arrangement and proxy as contemplated herein will be given effect under Japanese laws, rules and regulations (iv) the Depositary will not be deemed to be authorized to exercise, or in fact exercising, any discretion when voting in accordance with the terms of this paragraph (12) under Japanese law and (v) the Depositary will not be subject to any liability under Japanese law, rule or regulation for losses arising from the exercise of the voting arrangements set forth in this paragraph (12). If after the date such opinion is delivered to the Depositary the Company is advised by counsel that there has occurred a change in Japanese law such that the foregoing opinion could no longer be rendered favorably in

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whole or in part, the Company shall promptly notify the Depositary of such change and the Holders shall thereafter not be deemed to have given any such instruction.

         There can be no assurance that Holders generally or any Holder in particular will receive the notice described in the paragraph above in time to ensure that the Depositary will vote the Stock or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

         (13) Changes Affecting Deposited Securities. Subject to paragraphs (4) and (5), the Depositary may, in its discretion, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Stock Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

         (14) Exoneration. The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if law, regulation, the provisions of or governing any Deposited Securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary

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



has agreed to indemnify the Company against losses incurred by the Company to the extent such losses are due to the negligence or bad faith of the Depositary. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

         (15) Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary; such resignation or removal shall take effect upon the appointment of and acceptance by a successor depositary. The Depositary may appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

         (16) Amendment. Subject to the last sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Stock to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed rules. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

         (17) Termination. The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to

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



account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

         (18) Change in Unit. The Company agrees that it shall give notice to Holders of ADRs of any amendment to its Articles of Incorporation changing the number of shares of Stock previously designated as a Unit as soon as practicable but no later than two weeks after the adoption of a shareholders' resolution giving effect to such change in Unit.

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